Exhibit 6.27

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of this 30th day of August, 2019, by and between (i) Series Drop 009, a Series of Otis Gallery LLC, a Delaware series limited liability company (“Purchaser”), and (ii) Otis Wealth, Inc., a Delaware corporation (“Seller”).

RECITALS

A. Seller is the owner of 100% of the right, title and interest (the “Ownership Interests”) in the asset described in Exhibit A hereto (the “Asset”).

B. Seller has agreed to sell the Ownership Interests in the Asset to Purchaser and Purchaser does herby agree to purchase the Ownership Interests in the Asset in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties agree as follows:

1. Agreement of Purchase and Sale. In accordance with the terms and conditions of this agreement, Seller agrees to sell the Ownership Interests in the Asset to Purchaser and Purchaser agrees to Purchaser the Ownership Interests in the Asset from Seller.

2. Purchase Price; Consideration. Purchaser shall on the date hereof (the “Closing Date”) issue to Seller a promissory note in the form of Exhibit B hereto in the sum of Three Hundred Ten Thousand Dollars ($310,000) (the “Promissory Note”) as the consideration for the Ownership Interests.

3. Representations and Warranties of Seller. Seller hereby represents, warrants and covenants to Purchaser as follows:

3.1. Corporate Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has undertaken all necessary corporate action to approve this transaction.

3.2. Binding Obligation. This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms.

3.3. No Violation. The execution, delivery and performance of this Agreement by Seller, and the sale of the Ownership Interests, pursuant hereto, do not violate any laws, regulations, orders, decrees or agreements binding upon or affecting Seller or this transaction.

3.4. Clear Title. Seller owns good and marketable title in and to the Asset.

3.5. No Liens. There exists no lien, claim, charge, pledge, lease, hypothecation, security interest or other interest (collectively, “Claims”) in, or encumbrance on, against or in connection with, the Asset, or any portion thereof.

3.6. No Agent Claims. There exists no claim of any agent of Seller which could prevent Seller from transferring the Ownership Interests free and clear of all Claims.

3.7. Acquisition by Seller. The Asset was acquired by Seller in May 2019.

3.8. Other Warranties. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE ASSET, OR ANY OTHER MATTER AND, IN PARTICULAR, SELLER MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4. Representations and Warranties of Purchaser. Purchaser hereby warrants and represents to Seller that:

4.1. Corporate Authority. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has undertaken all necessary corporate action to approve this transaction.

4.2. Binding Obligation. This Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

4.3. No Violation. The execution, delivery and performance of this Agreement by Purchaser, and the purchase of the Ownership Interests pursuant hereto, do not violate any laws, regulations, orders, decrees or agreements binding upon or affecting Purchaser or this transaction.

5. Conditions Precedent. The purchase and sale of the Asset and closing of this transaction shall be subject to the following conditions precedent:

5.1. Deliveries. All documents required in this Agreement shall be executed by Seller and delivered to Purchaser. All documents required in this Agreement shall be executed by Purchaser and delivered to Seller.

5.2. Representation and Warranties. The representations and warranties of Seller in Section 3 and of Purchaser in Section 4 shall be true and correct as of the Closing Date.

6. Closing.

6.1. Place and Date of Closing; Risk of Loss. The closing of the transaction contemplated hereby (the “Closing”) will be held on the Closing Date at such time as the parties may mutually agree. Upon Seller’s delivery of the items set forth in Section 6.2 and Purchaser’s delivery of the items set forth in Section 6.3, the Closing will be consummated and Purchaser shall be deemed to have accepted delivery of the Ownership Interests in the Asset. Title to and all risks of loss with respect to the Ownership Interests will pass from Seller to Purchaser upon the completion of the Closing in accordance with this Section 6.

6.2. Closing Deliveries of Seller. At the Closing, Seller shall deliver to Purchaser:

(a) Bill of Sale. The Bill of Sale duly executed by Seller substantially in the form of that attached hereto as Exhibit C; and

(b) Other Documents. Such other documents or instruments as Purchaser may reasonably request.

6.3. Closing Deliveries of Purchaser. At Closing, Purchaser shall deliver to Seller:

(a) Promissory Note. The Promissory Note as set forth in Section 2;

(b) Bill of Sale. The Bill of Sale duly executed by Purchaser; and

(c) Other Documents. Such other documents or instruments as Seller may reasonably request.

7. Covenants and Additional Agreements.

7.1. Sales Tax. Should any sale and/or use tax be imposed on any part of this transaction, said tax shall be collected from Purchaser and remitted by Seller. It is also understood that Purchaser will become responsible for any use, ad valorem, and other taxes on its ownership of the Ownership Interests in the Asset with respect to periods after delivery of the Ownership Interests to Purchaser.

7.2. Specific Performance. Seller hereby agrees and confirms that the subject matter of this Agreement is unique. Accordingly, in addition to any other remedies which Purchaser may have in law or in equity, Seller agrees that Purchaser shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by Seller, and Purchaser shall have the right to obtain an order or decree of such specific performance in any court of the United States or of any state or other political subdivision having competent jurisdiction over Seller.

7.3. Delivery of Asset. Delivery of the Asset shall be made as soon as practicable following the Closing.

8. Notices. Any notice to be given under this Agreement shall be deemed given when delivered by hand, via email (if to Purchaser and Seller, in each case, at 335 Madison Avenue, 3rd Floor, New York, NY 10017; or on the third business day following the deposit of such notice in the U.S. mail, postage prepaid, first class, registered or certified mail, return receipt requested, addressed to the addresses set forth above.

9. Miscellaneous.

9.1. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and/or oral, between such parties. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement may not be modified except in a writing signed by both parties. This Agreement is not assignable by either party except with the written consent of the other party.

9.2. Governing Law. This Agreement and any and all other documents or instruments referred to herein shall be governed by and construed in accordance with the laws of the State of New York.

9.3. Counterparts and Facsimile Signatures. This Agreement and any and all other documents or instruments referred to herein may be executed with counterpart signatures all of which taken together shall constitute an original without the necessity of all parties signing each document. This Agreement may also be executed by signatures to facsimile or electronic transmittal documents in lieu of an original or machine generated or copied document.

9.4. Further Actions. Each party hereto agrees that such party will take or cause to be taken such further actions, and will execute, deliver and file, or cause to be executed, delivered and filed, such further documents, instruments and consents, as may be necessary or as may be reasonably requested by any other party in order to effectuate fully the purposes, terms and conditions of this Agreement, the Bill of Sale and the Promissory Note, whether before, at or after the date hereof.

9.5. Binding Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the Arbitrator(s) shall be binding, conclusive and non-appealable and may be entered in any court having jurisdiction thereof.

9.6. Attorney Fees. In the event of any action or proceeding to declare or enforce the terms of the Agreement (including the documents and instruments referred to herein), the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs, in addition to any other relief that may be granted.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been signed by Purchaser and Seller as of the date first above written.

PURCHASER:

Series Drop 009, a Series of Otis Gallery LLC
By: Otis Wealth, Inc., as managing member

By:	/s/ Michael Karnjanaprakorn
Name:	Michael Karnjanaprakorn
Title:	Chief Executive Officer

SELLER:

Otis Wealth, Inc.

By:	/s/ Michael Karnjanaprakorn
Name:	Michael Karnjanaprakorn
Title:	Chief Executive Officer

EXHIBIT A

THE SERIES DROP 009 ASSET

Specifications

Artist	Kaws
Artwork	Gone and Beyond
Size	40 in.
Medium	Acrylic on canvas
Creation Year	2012
Purchased From	Perrotin Gallery
Purchased For	$310,000
Year Purchased	2019